EXHIBIT 10.1


                            MARATHON OIL CORPORATION
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                  (Amended and Restated as of January 1, 2002)

1.  Purpose

         The Marathon Oil Corporation Deferred Compensation Plan for Non-Employee Directors is intended to enable the Corporation to attract and retain non-employee Directors and to enhance the long-term mutuality of interest between such Directors and shareholders of the Corporation.

2.  Definitions

         The following definitions apply to this Plan and to the Deferral Election Forms:

         (a) Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant as allowed in subsection 8(c) of this Plan to receive Deferred Benefit payments. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the Benefit, the Participant's Beneficiary is the Participant's surviving spouse or, if there is no surviving spouse, the Participant's estate.

         (b) Beneficiary Designation Form means a form acceptable to the Committee or its designee and used by a Participant according to this Plan to name his/her Beneficiary or Beneficiaries.

         (c)      Board means the board of directors of Marathon Oil
                  Corporation.

         (d) Committee means the Compensation and Organization Committee of the Board or such other committee of the Board as the Board may designate to administer the Plan.

         (e)      Common Stock means the common stock of the Corporation.

         (f) Common Stock Unit means a book-entry unit equal in value to a share of Common Stock.

         (g) Corporation means Marathon Oil Corporation, or any successor thereto.

         (h) Deferral Election Form means a document designated by the Committee for the purpose of allowing a Participant to elect to make a deferral under section 4 of this Plan, including the portion that is the Distribution Election Form.

         (i) Deferral Year means a calendar year for which a Participant has a Deferred Benefit.
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         (j)      Deferred Benefit means either a Deferred Cash Benefit or a
                  Deferred Stock Benefit under the Plan.

         (k) Deferred Cash Account means that bookkeeping record established for each Participant who elects a Deferred Cash Benefit under this Plan. A Deferred Cash Account is established only for purposes of measuring a Deferred Cash Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Cash Benefit. A Deferred Cash Account will be credited with that portion of the Participant's Retainer Fee deferred as a Deferred Cash Benefit according to a Deferral Election Form and according to section 6 of this Plan. A Deferred Cash Account will be credited periodically with amounts as provided under section 6(b) of this Plan.

         (l) Deferred Cash Benefit means the Deferred Benefit elected by a Participant under section 4 that results in payments governed by sections 6 and 8.

         (m) Deferred Stock Account means that bookkeeping record established for each Participant to reflect the status of his/her Deferred Stock Benefits under this Plan. A Deferred Stock Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account will be credited with that portion of the Participant's Retainer Fee deferred as a Deferred Stock Benefit according to section 3 of this Plan and any dividend equivalent payments according to section 7 of this Plan. A Deferred Stock Account will be credited periodically with amounts determined by the Committee under subsection 7(b) of this Plan.

         (n) Deferred Stock Benefit means the Deferred Benefit that is established in accordance with section 3 of this Plan and that results in distributions governed by sections 7 and 8.

         (o)      Directors means those duly named members of the Board.

         (p)      Distribution Election Form means that part of a Deferral
                  Election
                  Form used by a Participant according to this Plan to establish the post-Termination duration of deferral of a Deferred Benefit and the frequency of payments of any Deferred Cash Benefit. If a Deferred Benefit has no Distribution Election Form that is operative according to section 4, distribution of that Deferred Benefit is governed by section 8.

         (q) Election Date means the date established by this Plan as the date before which a Participant must submit a valid Deferral Election Form to the Committee. For each Deferral Year, the Election Date is December 31 of the preceding calendar year or, in the case of an individual who becomes a Participant during a Deferral Year, the date that he/she becomes a Participant. Despite the two preceding sentences, the Committee may set an earlier date as the Election Date for any Deferral Year.

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         (r)      Participant means a Director who is not simultaneously an
                  employee of the Corporation.

         (s) Plan means the Marathon Oil Corporation Deferred Compensation Plan for Non-Employee Directors.

         (t) Retainer Fee means that portion of a Participant's compensation that is fixed and paid without regard to his/her attendance at meetings.

         (u) Terminate, Terminating, or Termination, with respect to a Participant, means cessation of his/her relationship with the Corporation as a Director whether by retirement, death, disability or severance for any other reason.

3.  Minimum Stock-Based Compensation

         Each Person who becomes a Participant after October 29, 1996 shall receive at least 50 percent of his/her annual Retainer Fee in the form of Common Stock Units which are maintained as a Deferred Stock Benefit until termination within each Participant's Deferred Stock Account.

4.  Deferral Election

         A deferral election is valid when a Deferral Election Form is completed, signed by the Participant, and received by the Committee or its designee. Deferral elections are governed by the provisions of this section.

         (a) A Participant may elect a Deferred Benefit for any Deferral Year if he/she is a Participant at the beginning of that Deferral Year or becomes a Participant during the Deferral Year.

         (b) Before each Deferral Year's Election Date, each Participant will be provided with a Deferral Election Form. Subject to
                  Section 3, a Participant may elect on or before the Election Date to defer until after Termination the receipt of the remaining portion of his/her Retainer Fee for the Deferral Year in the form of a Deferred Cash Benefit.

         (c) A Participant may not elect to convert a Deferred Cash Benefit to a Deferred Stock Benefit or to convert a Deferred Stock Benefit to a Deferred Cash Benefit.

         (d) Each Distribution Election Form is part of the Deferral Election Form on which it appears or to which it states that it is related. The Committee may allow a Participant to file one Distribution Election Form for all of his/her Deferred Cash Benefits and one for all of his/her Deferred Stock Benefits.

         (e) If it does so before the last business day of the Deferral Year, the Committee may reject any Deferral Election Form or any Distribution Election Form or both, and the Committee is not required to state a reason for any rejection. The Committee may modify any Distribution Election Form at any time to the extent necessary to comply with any laws or regulations. However, the Committee's rejection of any Deferral Election Form or any Distribution Election Form or the Committee's modification of any Distribution Election
                  Form must be based upon action taken without regard to any vote of the Participant whose Deferral Election Form or Distribution Election Form is under consideration, and the Committee's rejections must be made on a uniform basis with respect to similarly situated Participants. If the Committee rejects a Deferral Election Form, the Participant must be paid the amounts he/she would then have been entitled to receive if he/she had not submitted the rejected Deferral Election Form.
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         (f)      A Participant may not revoke a Deferral Election Form or a
                  Distribution Election Form after the Deferral Year begins.
                  Any revocation before the beginning of the Deferral Year is the same as a failure to submit a Deferral Election Form or a Distribution Election Form. Any writing signed by a Participant expressing an intention to revoke his/her Deferral Election Form or a related Distribution Election Form and delivered to the Committee or its designee before the close of business on the relevant Election Date is a revocation.

5.  Effect of No Election

         A Participant who has not submitted a valid Deferral Election Form to the Committee or its designee on or before the relevant Election Date may not defer any part of the cash portion of his/her Retainer Fee for the Deferral Year under this Plan. In the case of a person who becomes a Participant after October 29, 1996 and who does not submit a valid Deferral Election Form on or before the relevant Election Date, fifty percent of such Participant's Retainer Fee will become a Deferred Stock Benefit pursuant to section 4 of this Plan. The Deferred Benefit of a Participant who submits a valid Deferral Election Form but fails to submit a valid Distribution Election Form for that Deferred Benefit before the relevant Election Date or who otherwise has no valid Distribution Election Form for that Deferred Benefit is governed by section 8.

6.  Deferred Cash Benefits

         (a) Deferred Cash Benefits will be set up in a Deferred Cash Account for each Participant and credited with deemed investment returns as provided in section 6(b). Deferred Cash Benefits are credited to the applicable Participant's Deferred Cash Account as of the day they would have been paid but for the deferral.

         (b) A Participant may select one or more investment options approved by the Committee for his/her Deferred Cash Benefits. Amounts will be credited to Deferred Cash Accounts to reflect the deemed returns on such investment options at periods determined by the Committee. A participant may change the investment allocation of his/her Deferred Cash Account at anytime.

7.  Deferred Stock Benefits

         (a)      Deferred Stock Benefits will consist of Common Stock Units and will be set up in a Deferred Stock Account for each Participant. Each Common Stock Unit will increase or decrease in value by the same amount and with the same frequency as the fair market value of a share of Common
                  Stock.  Each Deferred Stock Account will be credited as of the date the annual retainer fee would otherwise have been payable with a quantity of Common Stock Units determined in accordance with this section based on the closing price of a share of Common Stock on the NYSE on the date of such credit to the Deferred Stock Account.
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         (b)      Each Deferred Stock Account will be credited on or about each
                  Common Stock dividend payment date with additional Common Stock Units, including fractional units, in a quantity equal to the quotient of the dividends payable on the quantity of shares in such account divided by the closing price of a share of Common Stock on the NYSE on the date of that payment.

         (c) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure, the number and kind of common stock units credited to each Participant's account shall be adjusted accordingly.

8.  Distributions

         (a) According to a Participant's Distribution Election Form, but subject to section 4(d), a Deferred Cash Benefit must be distributed in cash. Subject to section 4(d), a Deferred Stock Benefit will be distributed in shares of Common Stock corresponding to, and equal to the number of, the Common Stock Units credited to the Participant's Deferred Stock Account. However, cash must be paid in lieu of fractional shares of the Common Stock otherwise distributable.

         (b) Deferred Cash Benefits will be paid in a lump sum unless the Participant's Distribution Election Form specifies payment of a Deferred Cash Benefit in installment payments over ten years. For a Deferred Cash Benefit payable in installments, investment returns under section 6(b) will continue to accrue on the unpaid balance of a Deferred Cash Account. Any lump-sum cash payment will be paid or installment payments will begin to be paid or delivery of Common Stock will be made in the month following the Participant's Termination, unless a later post-Termination distribution date is specified in a Participant's Distribution Election Form.

         (c) Deferred Benefits may not be assigned by a Participant or Beneficiary. A Participant may use a Beneficiary Designation Form to designate one or more Beneficiaries for all of his/her Deferred Benefits; such designations are revocable. Each Beneficiary will receive his/her portion of the Participant's Deferred Cash Account and Deferred Stock Account on February 15 of the year following the Participant's death unless the Beneficiary's request for a different distribution schedule is received before distributions begin and is approved at the Committee's sole discretion. The Committee may require that multiple Beneficiaries agree upon a single distribution method.
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         (d)      Upon the occurrence of a Change in Control resulting in a
                  Participant's Termination, the Corporation shall pay such Participant, in the month following such Termination, cash in an aggregate amount equal to the value of such Participant's Deferred Cash Account and Deferred Stock Account on the date of the Change in Control, as determined using the closing price of the Common Stock on the New York Stock Exchange on such date or the highest per-share price actually paid in connection with such Change in Control. For purposes of this Plan, "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to
                  Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if

                        (i) any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the amount of the securities beneficially owned by such person any such securities acquired directly from the Corporation or its affiliate representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities; provided, however, that for purposes of this Agreement the term "Person" shall not include (A) the Corporation or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and provided, further, however, that for purposes of this paragraph (i), there shall be excluded any Person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in paragraph (iii) below) : or

                        (ii)  the following individuals cease for any reason
                              to constitute a majority of the number of
                              Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest including but not limited to a consent solicitation, relating to the election of Directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or
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                        (iii) there is consummated a merger or consolidation
                              of the Corporation or any direct or indirect subsidiary thereof with any other corporation, other than a merger or consolidation (an "Excluded Transaction")which would result in the holders of the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity) immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or there is consummated the sale or other disposition of all or substantially all of the Corporation's assets.

                              Notwithstanding any other provision to the contrary, in no event shall the transfer of ownership interests in the Corporation in and of itself constitute a Change in Control under this Plan.

9.  Corporation's Obligation

         (a) The Plan is unfunded. A Deferred Benefit is at all times solely a contractual obligation of the Corporation. A Participant and his/her Beneficiaries have no right, title or interest in the Deferred Benefits or any claim against them. Except according to section 9(b), the Corporation will not segregate any funds or assets for Deferred Benefits nor issue any notes or security for the payment of any Deferred Benefit.

         (b) The Corporation may establish a grantor trust and transfer to that trust shares of the Corporation's common stock or other assets. The governing trust agreement must require a separate account to be established for each electing Participant. The governing trust agreement must also require that all Corporation assets held in trust remain at all times subject to the Corporation's judgment creditors.

10.  Control by Participant

         A Participant has no control over Deferred Benefits except according to his/her Deferral Election Form, Distribution Election Form, and Beneficiary Designation Form, and deemed investment allocation in section 6(b).

11.  Claims Against Participant's Deferred Benefits

         A Deferred Cash Account and Deferred Stock Account relating to a Participant under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. A Deferred Benefit is not subject to attachment or legal process for a Participant's debts or other obligations. Nothing contained in this Plan gives any Participant any interest, lien or claim against any specific asset of the Company. A Participant or his/her beneficiary has no rights other than as a general creditor.
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12.  Amendment or Termination

         This Plan may be altered, amended, suspended, or terminated at any time by the Committee.

13. Administration

         The Committee shall have the full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. The Committee may correct any defect or supply an omission or reconcile any inconsistency in this Plan in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

14.  Notices

         Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at his/her last known business address.

15.  Waiver

         The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

16.  Construction

         This Plan is created, adopted, maintained and governed according to the laws of the state of Delaware. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or not enforceable, the validity or enforceability of any other provision is not affected. Use of one gender includes all, and the singular and plural include each other.

17.  Effective Date

         The effective date of the Plan is January 1, 2002.